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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Scientific Games Corporation:

        We consent to the incorporation by reference in the registration statements (No's 333-110477 and 333-112452) on Form S-3 and (No's 33-82612, 33-46594, 33-27737, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729 and 333-110141) on Form S-8 of Scientific Games Corporation of our report dated February 21, 2003 relating to the consolidated balance sheet of Scientific Games Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the years ended December 31, 2001 and 2002, and related 2001 and 2002 financial statement schedule, which report appears in the Form 10-K of Scientific Games Corporation for the year ended December 31, 2003.

        Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

                      /s/ KPMG LLP

Short Hills, New Jersey
March 15, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS